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                                                                   EXHIBIT 10.45

[INNERDYNE, INC. LOGO]

Daniel J. Genter
Senior Vice President
InnerDyne, Inc.

                                                                 August 15, 1999

Dear Dan,

      Thank you for bringing to my attention the oversight that occurred when your original employment offer with InnerDyne, Inc. was extended to you in March, 1996. As you know, our policy has been to provide for a severance payment for senior management personnel who are required to uproot their family and relocate when they join the Company. This provision was inadvertently dropped from your formal offer letter.

      Therefore, this letter will serve as a modification of your terms of employment. If your employment is terminated other than for cause by InnerDyne, Inc., the Company will pay to you the equivalent of six months of your base salary, payable monthly in accordance with established payroll procedures. If this modification is acceptable to you, please sign below and return a copy of this letter to my attention.

                                          Sincerely,

                                          /s/ WILLIAM G. MAVITY
                                          -------------------------------------
                                          William G. Mavity
                                          President/CEO


Accepted by:  /s/ DANIEL E. GENTER
            -------------------------
              Daniel E. Genter

Date:  8/15/1999
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